Exhibit 3.1
(SECOND) AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
CABOT MICROELECTRONICS CORPORATION
INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE
* * * * * * *
We, the undersigned, President and Secretary, respectively, of Cabot Microelectronics Corporation, do hereby certify as follows:
1.The original Certificate of Incorporation of Cabot Microelectronics Corporation (the “Corporation) was filed with the Secretary of State of the State of Delaware on October 6, 1999.
2.The Certificate of Incorporation was previously amended and restated on April 6, 2000 (the “Amended and Restated Certificate of Incorporation”).
3.In accordance with the applicable provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware (the “DGCL”), this (Second) Amended and Restated Certificate of Incorporation (a) has been duly proposed by resolutions adopted and declared advisable by the Board of Directors of the Corporation and (b) duly executed by an officer of the Corporation in accordance with Section 103 of the DGCL.
4.This (Second) Amended and Restated Certificate of Incorporation of the Corporation further amends the Certificate of Incorporation as follows:
(a)References to the “Amended and Restated Certificate of Incorporation” are hereby amended to reference the “(Second) Amended and Restated Certificate of Incorporation.”
(b)Gender-specific references are hereby amended to be gender neutral.
(c)Article I of the Amended and Restated Certificate of Incorporation is hereby amended in its entirety to read as follows:
“The name of the corporation (the “Corporation”) is CMC Materials, Inc.”
(d)Article VI(a)(1) of the Amended and Restated Certificate of Incorporation is hereby revised to remove a provision that has expired pursuant to its terms and is hereby amended in its entirety to read as follows:
“Any corporate action required or permitted to be taken at any annual or special meeting of stockholders may be taken only at a duly called annual or special meeting of stockholders and may not be taken by written consent in lieu of such a meeting.”
(e)Article VI(a)(2) of the Amended and Restated Certificate of Incorporation is hereby revised to remove a provision that has expired pursuant to its terms and is hereby amended in its entirety to read as follows:

“Unless otherwise prescribed by law and subject to any preferential rights of any outstanding class or series of Preferred Stock, special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time by the Board of Directors, the Chairman of the Board of Directors or at the request in writing of a majority of the members of the Board of Directors, the President of the Corporation, and any power of the stockholders of the Corporation to call a special meeting is specifically denied.”
(f)Article VII(b) of the Amended and Restated Certificate of Incorporation is hereby revised to reflect the passage of time and is hereby amended in its entirety to read as follows:
“The directors, other than those who may be elected by the holders of any class or series of Preferred Stock or any other class or series of stock as set forth in this (Second) Amended and Restated Certificate of Incorporation, shall be divided into three classes, as nearly equal in number as possible. One class of directors was initially elected for a term expiring at the annual meeting of stockholders in 2001, another class was initially elected for a term expiring at the annual meeting of stockholders in 2002, and another class was initially elected for a term expiring at the annual meeting of stockholders in 2003. At each succeeding annual meeting of the stockholders of the Corporation, the successors of the class of directors whose term expires at that meeting shall be elected by a plurality vote of all votes cast at such meeting to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible.”
(g)Article VIII of the Amended and Restated Certificate of Incorporation has expired pursuant to its terms and is hereby removed in its entirety and Articles IX, X and XI of the Amended and Restated Certificate of Incorporation are hereby renumbered accordingly.
5.Pursuant to Section 103(d) of the DGCL, this (Second) Amended and Restated Certificate of Incorporation shall become effective as of 12:01 a.m. EST on October 1, 2020 and, upon effectiveness, shall supersede the Amended and Restated Certificate of Incorporation and shall, as it may thereafter be amended in accordance with its terms and applicable law, be the Certificate of Incorporation of the Corporation.
6.The text of the Certificate of Incorporation of the Corporation is hereby amended and restated to read in its entirety as follows:
ARTICLE I
The name of the corporation (the “Corporation”) is CMC Materials, Inc.
ARTICLE II
The address of the Corporation’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801. The name of the Corporation’s registered agent at such address is The Corporation Trust Company.

ARTICLE III
The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized and incorporated under the General Corporation Law of the State of Delaware (the “DGCL”).
ARTICLE IV
(a)The total number of shares of stock that the Corporation shall have authority to issue is 220,000,000 shares, consisting of 20,000,000 shares of Preferred Stock, par value $.001 per share (the “Preferred Stock”), and 200,000,000 shares of Common Stock, par value $.001 per share (the “Common Stock”).
(b)The Preferred Stock may be issued from time to time in one or more classes or series. The Board of Directors is hereby authorized to provide for the issuance of shares of Preferred Stock in a class or series and, by filing a certificate pursuant to the applicable law of the State of Delaware (a “Preferred Stock Designation”), to establish from time to time the number of shares to be included in each such class or series, and to fix the designation, powers, preferences and rights of the shares of each such class or series and the qualifications, limitations and restrictions thereof. The authority of the Board of Directors with respect to each class or series shall include, but not be limited to, determination of the following:
1.The designation of the class or series, which may be by distinguishing number, letter or title.
2.The number of shares of the class or series, which number the Board of Directors may thereafter (except where otherwise provided in the Preferred Stock Designation) increase or decrease (but not below the number of shares thereof then outstanding).
3.Whether dividends, if any, shall be cumulative or noncumulative and the dividend rate of the class or series.
4.The dates on which dividends, if any, shall be payable.
5.The redemption rights and price or prices, if any, for shares of the class or series.
6.The terms and amount of any sinking fund provided for the purchase or redemption of shares of the class or series.
7.The amounts payable on, and the preferences, if any, of, shares of the class or series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.
8.Whether the shares of the class or series shall be convertible into shares of any other class or series, or any other security, of the Corporation or any other corporation, and, if so, the specification of such other class or series of such other security, the conversion price or prices or rate or rates, any adjustments thereof, the date or dates at which such shares shall be convertible and all other terms and conditions upon which such conversion may be made.

9.Restrictions on the issuance of shares of the same class or series or of any other class or series.
10.The voting rights, if any, of the holders of shares of the class or series.
(c)The Common Stock shall be subject to the express terms of the Preferred Stock and any class or series thereof. Each share of Common Stock shall be equal to each other share of Common Stock. The holders of shares of Common Stock shall be entitled to one vote for each such share upon all questions presented to the stockholders.
Except as may be provided in this (Second) Amended and Restated Certificate of Incorporation or in a Preferred Stock Designation, or as may be required by law, the holders of Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes, and holders of Preferred Stock shall not be entitled to receive notice of any meeting of stockholders at which they are not entitled to vote.
(d)The Corporation shall be entitled to treat the person in whose name any share of its stock is registered as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the Corporation shall have notice thereof, except as expressly provided by applicable law.
ARTICLE V
In furtherance of, and not in limitation of, the powers conferred by law, the Board of Directors is expressly authorized and empowered:
1.to adopt, amend or repeal the bylaws of the Corporation; provided, however, that the Bylaws adopted by the Board of Directors under the powers hereby conferred may be amended or repealed by the Board of Directors or by the stockholders having voting power with respect thereto; provided further that in the case of amendments by stockholders, the affirmative vote of the holders of at least 80% of the voting power of the then outstanding Voting Stock (as defined below), voting together as a single class, shall be required to alter, amend or repeal any provision of the Bylaws; and
2.from time to time to determine whether and to what extent, and at what times and places, and under what conditions and regulations, the accounts and books of the Corporation, or any of them, shall be open to inspection of stockholders; and, except as so determined or as expressly provided in this (Second) Amended and Restated Certificate of Incorporation or in any Preferred Stock Designation, no stockholder shall have any right to inspect any account, book or document of the Corporation other than such rights as may be conferred by applicable law.
The Corporation may in its Bylaws confer powers upon the Board of Directors in addition to the foregoing and in addition to the powers and authorities expressly conferred upon the Board of Directors by applicable law. Notwithstanding anything contained in this (Second) Amended and Restated Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 80% of the voting power of the then outstanding Voting Stock, voting together as a single class, shall be required to amend, repeal or adopt any provision inconsistent with paragraph (1) of this Article V. For the purposes of this (Second) Amended and Restated Certificate of Incorporation, “Voting Stock” shall mean the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors.

ARTICLE VI
(a)Subject to the rights of the holders of any class or series of Preferred Stock or any other class or series of stock as set forth in this (Second) Amended and Restated Certificate of Incorporation to elect additional directors under specific circumstances:
1.Any corporate action required or permitted to be taken at any annual or special meeting of stockholders may be taken only at a duly called annual or special meeting of stockholders and may not be taken by written consent in lieu of such a meeting.
2.Unless otherwise prescribed by law and subject to any preferential rights of any outstanding class or series of Preferred Stock, special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time by the Board of Directors, the Chairman of the Board of Directors or at the request in writing of a majority of the members of the Board of Directors, the President of the Corporation, and any power of the stockholders of the Corporation to call a special meeting is specifically denied.
(b)No business other than that stated in the notice shall be transacted at any special meeting of stockholders.
(c)Advanced notice of the proposal of business by stockholders shall be given in the manner provided in the bylaws of the Corporation, as amended and in effect from time to time.
(d)Notwithstanding anything contained in this (Second) Amended and Restated Certificate of Incorporation to the contrary, the affirmative vote of at least 80% of the voting power of the then outstanding Voting Stock, voting together as a single class, shall be required to amend, repeal or adopt any provision inconsistent with this Article VI.
ARTICLE VII
(a)Subject to the rights of the holders of any class or series of Preferred Stock or any other class or series of stock as set forth in this (Second) Amended and Restated Certificate of Incorporation to elect additional directors under specified circumstances, the number of directors of the Corporation shall be fixed from time to time exclusively by the Board of Directors.
(b)The directors, other than those who may be elected by the holders of any class or series of Preferred Stock or any other class or series of stock as set forth in this (Second) Amended and Restated Certificate of Incorporation, shall be divided into three classes, as nearly equal in number as possible. One class of directors was initially elected for a term expiring at the annual meeting of stockholders in 2001, another class was initially elected for a term expiring at the annual meeting of stockholders in 2002, and another class was initially elected for a term expiring at the annual meeting of stockholders in 2003. At each succeeding annual meeting of the stockholders of the Corporation, the successors of the class of directors whose term expires at that meeting shall be elected by a plurality vote of all votes cast at such meeting to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible.

(c)A director shall hold office until the annual meeting of the year in which such director’s term expires and until such director’s successor shall be elected and shall qualify, subject, however, to prior death, resignation or removal from office.
(d)Subject to the rights of the holders of any class or series of Preferred Stock or any other class or series of stock as set forth in this (Second) Amended and Restated Certificate of Incorporation to elect additional directors under specified circumstances, any director may be removed from office, with or without cause, by the affirmative vote of at least 80% of the voting power of the then outstanding Voting Stock, voting as a single class.
(e)Except as otherwise provided for in a Preferred Stock Designation, newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled by the affirmative vote of a majority of the directors then in office, even if less than a quorum, or by a sole remaining director, or by stockholders if such vacancy was caused by the removal of a director by the action of stockholders. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director’s successor shall have been duly elected and qualified No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.
(f)Advance notice of stockholder nominations for the election of directors shall be given in the manner provided in the bylaws of the Corporation, as amended and in effect from time to time.
(g)Unless and except to the extent that the bylaws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.
(h)Notwithstanding anything contained in this (Second) Amended and Restated Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 80% of the voting power of the then outstanding Voting Stock, voting together as a single class, shall be required to amend, repeal or adopt any provision inconsistent with this Article VII.
ARTICLE VIII
(a)Each person who is or was or has agreed to become a director or officer of the Corporation, or each such person who is or was serving or who has agreed to serve at the request of the Board of Directors or an officer of the Corporation as an employee or agent of the Corporation or as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans (including the heirs, executors, administrators or estate of such person), shall be indemnified by the Corporation, in accordance with the bylaws of the Corporation, to the fullest extent permitted from time to time by the DGCL as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted prior to such amendment) or any other applicable laws as presently or hereafter in effect.
(b)Without limiting the generality or the effect of the foregoing, the Corporation may enter into one or more agreements with any person that provide for indemnification greater than or different from that provided in this Article VIII.

(c)Any amendment or repeal of this Article VIII shall not adversely affect any right or protection existing hereunder in respect of any act or omission occurring prior to such amendment or repeal.
ARTICLE IX
(a)A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability, (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.
(b)Any amendment or repeal of this Article IX shall not adversely affect any right or protection of a director of the Corporation existing hereunder in respect of any act or omission occurring prior to such amendment or repeal.
ARTICLE X
Except as may be expressly provided in this (Second) Amended and Restated Certificate of Incorporation, the Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this (Second) Amended and Restated Certificate of Incorporation or a Preferred Stock Designation, and any other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed herein or by applicable law, and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this (Second) Amended and Restated Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article X; provided, however, that any amendment or repeal of Article VIII or Article IX of this (Second) Amended and Restated Certificate of Incorporation shall not adversely affect any right or protection existing hereunder in respect of any act or omission occurring prior to such amendment or repeal; and provided further that no Preferred Stock Designation shall be amended after the issuance of any shares of the series of Preferred Stock created thereby, except in accordance with the terms of such Preferred Stock Designation and the requirements of applicable law.

IN WITNESS WHEREOF, the Corporation has caused this (Second) Amended and Restated Certificate of Incorporation to be signed by David H. Li, its President and Chief Executive Officer, and H. Carol Bernstein, its Secretary, this 28th day of September, 2020.

CABOT MICROELECTRONICS CORPORATION
By: Name: David H. Li Title: President and Chief Executive Officer
Name: David H. Li
Title: President and Chief Executive Officer

By:
Name: H. Carol Bernstein
Title: Secretary